UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 13, 2005
TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)
27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)
(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ( c))

Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
As part of its ongoing rationalization and consolidation of its North American operations to reduce excess capacity, reduce costs and improve overall efficiency, Tower Automotive, Inc. (the “Company”) committed to the following actions on October 13, 2005. The Company notified employees at its Granite City, IL and Milan, TN operations of the Company’s intention to transfer existing production to other facilities in North America and close these two manufacturing facilities. These facility closures are expected to be completed by December 2006.
Total estimated costs associated with these actions amount to approximately $65 million, which is comprised of employee termination benefits of $7 million, asset impairment charges of $20 million, non-cash lease rejection and restructuring charges of $31 million and other costs of $7 million. Future cash expenditures for these actions are estimated at $14 million. These amounts do not include approximately $38 million of cash expenditures for new building and consolidation and relocation costs.
As part of this ongoing process, the Company may undertake additional actions in the future to rationalize and consolidate its operations.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

d.	Exhibits.

99.1	Press Release dated October 13 , 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC. Registrant
Date: October 13, 2005	/s/ Christopher T. Hatto Christopher T. Hatto Chief Accounting Officer

Exhibit Index

Exhibit no.	Exhibit description

99.1	Press Release dated October 13 , 2005.